Exhibit 99.1

XPO Logistics Announces Plan to Spin Off Logistics Segment to Its Shareholders

Separation of logistics and transportation businesses would create two pure-play industry powerhouses

GREENWICH, Conn. — December 2, 2020 — XPO Logistics, Inc. (NYSE: XPO) (”XPO”) today announced that its board of directors has unanimously approved a plan to pursue a spin-off of 100% of its logistics segment as a separate publicly traded company. XPO intends to structure the spin-off as a transaction that is tax-free to XPO shareholders and would result in XPO shareholders owning stock in both companies.

After a thorough examination of all strategic alternatives, the XPO board currently believes that the optimal path to unlock aggregate equity value is to create two independent companies that are each well-equipped to capitalize on secular growth trends in their sectors. If completed, the spin-off will result in separate businesses with clearly delineated service offerings: XPORemainCo, a global provider of less-than-truckload (LTL) and truck brokerage transportation services; and NewCo, the second largest contract logistics provider in the world. Both companies are expected to trade on the New York Stock Exchange.

Brad Jacobs, chairman and chief executive officer of XPO Logistics, said, “By uncoupling our transportation and logistics segments, we intend to create two high-performing, pure-play companies to serve the best interests of all our stakeholders. Both businesses will have greater flexibility to tailor strategic decision-making and capital allocations to their end-markets, with the benefit of strong positioning as customer-focused innovators. We currently believe that this spin-off is the most effective way to unlock significant value for our customers, employees and shareholders.”

If the spin-off is completed as expected: Jacobs will continue to serve as chairman and chief executive officer of XPORemainCo, and will become chairman of the NewCo board; Troy Cooper will continue to serve as XPORemainCo’s president; and the executives currently leading XPO’s global logistics segment will continue to serve in senior positions with NewCo.

The transaction is currently expected to be completed in the second half of 2021, subject to various conditions, including the effectiveness of a Form 10 registration statement, receipt of a tax opinion from counsel, the refinancing of XPO’s debt on terms satisfactory to the XPO board of directors, and final approval by the XPO board of directors. There can be no assurance that a separation transaction will occur or, if one does occur, of its terms or timing.

Compelling Strategic Rationale for Separation

The XPO board of directors believes that the creation of two pure-play businesses with distinct service offerings will provide significant benefits to both companies and their stakeholders, and that a lower debt profile with enhanced earnings potential will make it easier to achieve each company’s target of an investment-grade credit rating. Importantly:

•	XPORemainCo and NewCo would both benefit from an undiluted focus on their specific strategic priorities and customer requirements.

•	Each business would be able to deepen its differentiation by having its technology team focus on enhancing the proprietary software developed for its specific service offering — notably, the XPO Connect™ digital transportation platform and XPO Smart™ productivity tools for logistics and LTL operations.

•	Each standalone company would have an investor base aligned with a clear-cut value proposition and be valued separately by the investment community, potentially resulting in an increase in equity value that would benefit each of the businesses in executing its strategy.

•	Each business would be able to attract and retain world-class talent by offering meaningful equity-based compensation that correlates closely to performance.

•	Separate public stock listings would enhance each company’s ability to pursue accretive M&A opportunities, with the benefit of an independent equity currency at a potentially higher value.

XPO’s views regarding the spin-off’s potential impact on aggregate equity value are based, among other things, on a study of the valuation multiples assigned to its publicly traded peers that have more specialized business models. The company believes that, by simplifying the business model and strengthening the focus of each resulting company, a spin-off is the optimal way to unlock significant equity value not currently reflected in the existing conglomerate and thereby benefit both businesses and their stakeholders.

XPORemainCo Profile

Post-separation, XPORemainCo will be a top provider of freight transportation, primarily LTL and non-asset truck brokerage — these two services currently account for approximately 90% of adjusted EBITDA. The business will comprise:

•	The third largest provider of LTL transportation in North America, with an industry-best improvement in adjusted operating ratio over the five years of XPO ownership; and

•	The second largest truck brokerage provider worldwide, with a digital brokerage marketplace that has the fastest carrier adoption rate in the industry.

As of September 30, 2020, XPO had transportation operations in 17 countries, with approximately 38,000 employees and 724 locations.

NewCo Profile

Post-separation, NewCo will be the second largest contract logistics company in the world, with approximately 200 million square feet of warehouse space. The business will comprise:

•	A range of innovative services enabled by intelligent technology, including high-value-add warehousing, omnichannel fulfillment, reverse logistics, cold-chain logistics and supply chain optimization;

•	The largest outsourced e-commerce fulfillment platform in Europe, with burgeoning e-commerce and reverse logistics services in North America; and

•	XPO Direct™, a shared-space distribution network in North America with the flexibility to reposition customer inventories close to demand.

As of September 30, 2020, XPO had asset-light logistics operations in 27 countries, with approximately 58,000 employees and 766 locations.

Advisors

XPO has retained Goldman Sachs & Co. LLC as its financial advisor and Wachtell, Lipton, Rosen & Katz as its legal advisor to assist with the spin-off process.

Investor Presentation

A presentation that summarizes the intended spin-off transaction will be available on the investor relations area of the company’s website, xpo.com/investors, from Wednesday, December 2, 2020, at 4:30 p.m. Eastern Time until January 1, 2021.

About XPO Logistics

XPO Logistics, Inc. (NYSE: XPO) is a top ten global logistics provider of cutting-edge supply chain solutions to the most successful companies in the world. The company operates as a highly integrated network of people, technology and physical assets in 30 countries, with 1,499 locations and approximately 97,000 employees. XPO uses its network to help more than 50,000 customers manage their goods most efficiently throughout their supply chains. XPO’s corporate headquarters are in Greenwich, Conn., USA, and its European headquarters are in Lyon, France. xpo.com

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, including the statements above regarding plans, benefits and timing of the contemplated spin-off transaction. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors (including risks, uncertainties and assumptions) that might cause or contribute to a material difference include the expected benefits and costs of the intended spin-off transaction, the expected timing of the completion of the spin-off transaction and the transaction terms, the risks discussed in our filings with the SEC and the following: the severity, magnitude, duration and aftereffects of the COVID-19 pandemic and government responses to the COVID-19 pandemic; public health crises (including COVID-19); economic conditions generally; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers' demands; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our substantial indebtedness; our ability to raise debt and equity capital; our ability to implement our cost and revenue initiatives; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; fuel price and fuel surcharge changes; issues related to our intellectual property rights; governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom's exit from the European Union; and natural disasters, terrorist attacks or similar incidents. All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Investor Contact

XPO Logistics, Inc.

Tavio Headley

+1-203-413-4006

tavio.headley@xpo.com

Media Contact

Kekst CNC

Liz Cohen

+1-917-842-5697

XPOmedia@kekstcnc.com

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